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Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT
AND CONSENT TO SPECIFIC TRANSACTIONS

        THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT TO SPECIFIC TRANSACTIONS (this "Amendment") is made and entered into as of April 2, 2004, by and among SUPERIOR ESSEX COMMUNICATIONS LLC, a Delaware limited liability company ("Superior"), ESSEX GROUP, INC., a Michigan corporation ("Essex") (Superior and Essex being referred to collectively as "Borrowers," and individually as a "Borrower"); various financial institutions ("Lenders"); FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders (together with its successors in such capacity, "Administrative Agent"); and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as syndication agent for the Lenders (together with its successors in such capacity, "Syndication Agent"; Administrative Agent and Syndication Agent are each hereafter referred to from time to time individually as an "Agent" and collectively as "Agents").

Recitals:

        Borrowers, Lenders and Agents are parties to a certain Credit Agreement, dated November 10, 2003 (as at any time amended, the "Credit Agreement") pursuant to which Lenders have made certain revolving credit loans and other extensions of credit to Borrowers. Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement The Credit Agreement has previously been amended by a First Amendment to Credit Agreement, dated February 20, 2004 and a Second Amendment to Credit Agreement and Consent to Certain transactions, dated March 18, 2004. The parties desire to make additional amendments to the Credit Agreement as hereinafter set forth.

        Superior has entered into an Asset Purchase Agreement dated as of March 18, 2004 (the "Belden Purchase Agreement") with Belden Communications Company ("BCC") and Belden (Canada) Inc. ("Belden-Canada"; together with BCC, the "Seller") pursuant to which Superior proposes to purchase from Seller certain inventory, machinery and equipment and customer contracts of Seller for a total purchase price of approximately $95,000,000, including, without limitation, the Additional Payment (as such term is defined in the Belden Purchase Agreement).

        In addition, Superior and Essex, as joint and several obligors, propose to issue certain unsecured notes in an aggregate principal amount of not less than $250,000,000 but not more than $275,000,000, to mature on a date in April, 2012 and bearing interest at a rate not to exceed 9.0% per annum (the "Notes"), pursuant to the terms of a certain indenture to be entered into by Superior and Essex, together with Superior Essex, Inc., Superior Essex Holdings Corp., Essex International, Inc. and certain of their subsidiaries, as guarantors, and the Bank of New York, as indenture trustee. All of the notes will be senior unsecured obligations of Superior and Essex, ranking equal in right of payment with all other senior unsecured obligations of Superior and Essex. The net proceeds from the Notes will be used to redeem the New Senior Secured Notes (plus pay the accrued but unpaid interest thereon), to finance the purchase pursuant to the Belden Purchase Agreement (including related transaction fees and expenses) and for additional working capital purposes, including by reducing the outstanding balance of the Revolver Loans (without reducing the amount of the Revolver Commitments).

        Borrowers seek the consent of Agents and Lenders to the consummation of the transactions contemplated by the Belden Purchase Agreement, the issuance of the Notes, the disposition of the net proceeds derived from such issuance and the transactions contemplated by the foregoing.

        NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

        1.    Consent to Belden Purchase Agreement.    Notwithstanding anything in the Credit Agreement to the contrary, Agents and Lenders hereby consent to the execution and delivery of and consummation of the transactions contemplated under the Belden Purchase Agreement in the form previously delivered to Agents, without material amendment or modification.

        2.    Consent to Issuance of Notes.    Notwithstanding anything in the Credit Agreement to the contrary, Agents and Lenders hereby consent to the execution, delivery and performance of the Indenture, the issuance of the Senior Unsecured Notes in an aggregate principal amount of not less than $250,000,000 but not to exceed $275,000,000 and the disposition of net proceeds thereof as set forth in the Recitals hereto (including, without limitation, the defeasance and subsequent redemption of the New Senior Secured Notes in full in accordance with the terms of the New Senior Secured Note Indenture).

        3.    Amendments to Appendix A to Credit Agreement.    Appendix A to the Credit Agreement is hereby amended as follows:

          (a)   By deleting the definition of "Consolidated EBITDA" in its entirety and substituting in lieu thereof the following:

            Consolidated EBITDA—for any period of Borrowers, on a Consolidated basis (without duplication), an amount equal to the sum for such fiscal period of (i) Consolidated Adjusted Net Earnings plus (ii) provision for Taxes based on income plus (iii) Consolidated Interest Expense, plus (iv) depreciation and amortization plus (v) other non-cash expenses (including non-cash compensation expenses relating to restricted stock and stock-option grants) plus (vi) any non-cash charge attributable to a loss or write-off incurred in connection with the sale, transfer, disposition or liquidation of Essex's investment in Essex International Ltd. and Temple Electrical Ltd. (or the property and assets thereof), but not to exceed $7,000,000 plus (vii) to the extent deducted in determining Consolidated Adjusted Net Earnings, any non-recurring charge or restructuring charge in connection with the implementation of the Plan of Reorganization (including, without limitation, (1) all fees and expenses incurred in connection with the execution, delivery and performance of the New Senior Secured Note Indenture; (2) payments made to Rothschild Inc. in its capacity as financial advisor to the Debtors; and (3) all other reorganization and restructuring costs and expenses incurred prior to the Effective Date); plus (viii) plus fees and expenses (including any signing bonus and the fees and expenses of any executive search firm) in respect of the retention of a Chief Executive Officer of New Parent and the selection of the members of the Board of Directors of New Parent plus (ix) fees and expenses (including SEC filing fees, New York Stock Exchange or other exchange or market listing fees and related professional fees) incurred in connection with the initial filing on Form 10 of New Parent and the other filings required to be made by New Parent pursuant to (1) the Registration Rights Agreement, dated the Closing Date, entered into by and among New Parent, the New Senior Secured Noteholders and the other signatories thereto with respect to the common stock of New Parent and (2) the Registration Rights Agreement dated the Closing Date entered into by and among Superior, Essex, the other signatories thereto and certain holders of the New Senior Secured Notes with respect to the New Senior Secured Notes; provided that for purposes of this definition the amount of clauses (vii) through (ix), including all accrued but unpaid expenses referred to therein as of the Closing Date and all such expenses accrued and paid after the Closing Date, shall not exceed $16,000,000 in the aggregate, plus (x) non-recurring fees, expenses and charges incurred in connection with the (i) the acquisition contemplated under the Belden

    Purchase Agreement, (ii) the issuance of the Senior Unsecured Notes, (iii) the redemption of the New Senior Secured Notes, (iv) the shelf registration or registration on Form S-4 of the Senior Unsecured Notes, and (v) the Second Amendment and the Third Amendment, provided the fees, charges and expenses under this clause (x) shall not exceed $15,000,000 in the aggregate, of which no more than $10,000,000 shall be comprised of cash fees, expenses or charges.

          (b)   By deleting the definition of "Domestic Subsidiary" in its entirety and substituting in lieu thereof the following:

            Domestic Subsidiary—a Subsidiary or a Borrower (other than a Subsidiary that is a Borrower or IP Licensing LLC) that is incorporated under the laws of a state of the United States or the District of Columbia.

          (c)   By deleting the word "and" immediately prior to clause (xiv) in the definition of "Eligible Inventory," placing a semi-colon in lieu of a period at the end of clause (xiv) of that definition, and following the semi-colon adding the following: "and (xv) if the Inventory consists of Belden Inventory, such Inventory is Eligible Belden Inventory."

          (d)   By deleting the reference to "$15,000,000" in clause (i) of the definition of "Foreign Venture Investment" and substituting in lieu thereof a reference to "$30,000,000".

          (e)   By deleting the reference to "$25,000,000" in clause (ii) of the definition of "LC Conditions" and substituting therefore a reference to "$35,000,000".

          (f)    By deleting the definition of "Permitted Distribution" in its entirety and substituting in lieu thereof the following:

            Permitted Distribution—a Distribution that is (i) a dividend or other Distribution by a Borrower directly or indirectly to New Subsidiary, the proceeds of which are used by a New Subsidiary to make payment of dividends with respect to the New Subsidiary Preferred Stock; (ii) Distributions by Subsidiaries of New Subsidiary to New Subsidiary made for the purpose of reimbursement or payment of fees and expenses incurred in the Ordinary Course of Business, including franchise taxes and similar costs; (iii) Distributions by Subsidiaries of New Parent to New Parent solely for the purpose of paying foreign Taxes owed by New Parent and its Consolidated Subsidiaries; (iv) Distributions made by Subsidiaries of New Parent to New Parent made for the purpose of reimbursement or payment of fees and expenses of New Parent incurred in the Ordinary Course of Business, including (x) franchise taxes and similar costs, (y) any such Subsidiaries' proportionate share of any fees and expenses payable to directors of New Parent and (z) insurance premiums in respect of directors' and officers' liability insurance, and other costs and expenses in connection with New Parent's status as a publicly traded company (including, without limitation, fees and expenses of professional and regulatory compliance); (v) Distributions made by Subsidiaries of New Parent to New Parent made for the purpose of reimbursement or payment of corporate employees of New Parent; (vi) Distributions made by Subsidiaries of New Parent to New Parent made for the purpose of reimbursement or payment of the exercise price under warrants to purchase shares of the common stocks of Essex Electric Inc., provided that no Default or Event of Default exists at the time of or after giving effect to any such Distribution; (vii) dividends or other payments provided for in the Plan of Reorganization; and (viii) the redemption of any of the New Subsidiary Preferred Stock, provided that, both at the time of such redemption and after giving effect thereto, (x) Availability is not less than $35,000,000, (y) no Default or Event of Default exists and (z) for the 30-day period immediately preceding such redemption Average Availability was at least $35,000,000.

          (g)   By adding the following new definitions to Appendix A to the Credit Agreement:

            Belden Inventory—Inventory acquired pursuant to the Belden Purchase Agreement.

            Belden Purchase Agreement—the Asset Purchase Agreement dated as of March 18, 2004, among Superior, as purchaser, and Belden Communications Company and Belden (Canada) Inc.

            Eligible Belden Inventory—Belden Inventory which is not excluded from qualification as Eligible Inventory by virtue of any of clauses (i) through (xiv) of the definition of Eligible Inventory and which is adequately insured in accordance with the terms of the Agreement, is located in either the Belden Communications Company facility in Phoenix, Arizona (and with respect to which Administrative Agent shall have completed a satisfactory field examination) or a warehouse facility in South Carolina owned or leased by a Borrower, and, in the case of the Phoenix facility, the owner thereof has executed in favor of Administrative Agent a Lien Waiver.

            Indenture—the Indenture, to be entered into in the month of April, 2004, among Borrowers, Superior Essex Inc., Superior Essex Holdings Corp., Essex International Inc. and certain Subsidiaries of Borrowers, and The Bank of New York, as trustee.

            Second Amendment—the Second Amendment to Credit Agreement, dated March 18, 2004, among Borrowers, Agents and Lenders.

            Senior Unsecured Notes—the "Notes" issued by Borrowers pursuant to and as defined in the Indenture in the original principal amount of $275,000,000 and such term shall include any "Exchange Notes" issued in exchange therefor pursuant to an exchange offer as contemplated by the Indenture.

            Third Amendment—the Third Amendment to Credit Agreement and Consent to Certain Transactions, dated as of April 2, 2004, among Borrowers, Agents and Lenders.

        4.    Amendment to Credit Agreement.    The Credit Agreement is hereby amended as follows:

          (a)   By deleting clause (xiii) of Section 9.2.3 thereof in its entirety and by substituting in lieu thereof the following:

          (xiii)  Debt for Money Borrowed issued or incurred in connection with (a) Permitted Acquisitions and referred to in clause (h) of such definition and (b) the Indenture (including the Senior Unsecured Notes);

          (b)   By deleting Section 9.2.9 thereof in its entirety and by substituting in lieu thereof the following:

            9.2.9    Capital Expenditures.    Make Capital Expenditures (including expenditures by way of capitalized leases to the extent such expenditures are treated as Capital Expenditures in accordance with GAAP which, in the aggregate as to all Borrowers and their Subsidiaries, exceed (i) $5,000,000 for the period from the Closing Date through December 31, 2003, (ii) $20,000,000 during Borrowers' Fiscal Year 2004 and (iii) $22,500,000 during any Fiscal Year of Borrowers thereafter; provided, however, that the amount of permitted Capital Expenditures for any Fiscal Year described above will be increased by the sum of (i) the amount (if any) equal to the difference obtained by subtracting from the Capital Expenditures limit specified above (without giving effect to this proviso) for the immediately preceding Fiscal Year the actual amount of Capital Expenditures during such preceding Fiscal Year and (ii) an amount equal to $4,000,000 per Fiscal Year (the "CapEx Addition") for so long as at the time of or after giving effect to the making of any such CapEx Addition (A) no Event of

    Default exists and (B) Availability is not less than $20,000,000 at all times during any Fiscal Quarter in which such CapEx Addition is made.

          (c)   By deleting Section 9.2.10 thereof in its entirety and by substituting in lieu thereof the following:

            9.2.10.    Disposition of Assets.    Sell, assign, lease, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback or synthetic lease transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business, (ii) dispositions of Equipment to the extent authorized by Section 7.4.2 hereof, (iii) a transfer of Property to a Borrower by a Subsidiary or by a Borrower to a Subsidiary Guarantor or by a Borrower to another Borrower, (iv) non-exclusive licenses of technology and other Intellectual Property by and among any Borrower and any of its Subsidiaries, (v) other dispositions expressly authorized by other provisions of the Loan Documents, (vi) Permitted Consigned Inventory, (vii) Permitted Real Estate Dispositions, (viii) dispositions of duplicate, surplus or obsolete Equipment as a consequence of the Belden Purchase Agreement having an aggregate fair value not to exceed $5,000,000, and (ix) dispositions of Property referred to on Schedule 9.2.10.

          (d)   By adding a new Section 11.1.19 to the Credit Agreement at the appropriate numerical location to provide as follows:

            11.1.19.    Senior Unsecured Note and Indenture.    Any event of default shall occur and continue to exist beyond any applicable grace or any cure period under the Senior Unsecured Notes or the Indenture.

        5.    Application of Proceeds.    Each Borrower covenants and agrees that it shall utilize the proceeds of the Senior Unsecured Notes solely for the purposes set forth in the Recitals to this Amendment.

        6.    Payment of Certain Fees and Expenses.    Each Borrower represents and warrants to Agents and Lenders that, of the $16,000,000 referenced in the proviso contained in the definition of "Consolidated EBITDA", not less than $11,634,000 of such amount has been expensed and properly reflected on Borrowers' books and records on or before the date of this Amendment.

        7.    Ratification and Reaffirmation.    Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

        8.    Reference to Credit Agreement.    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

        9.    Expenses of Agents.    Borrowers agree to pay, on demand, all costs and expenses incurred by Agents in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agents' legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

        10.    Effectiveness of Certain Provisions.    The effectiveness of Sections 3 and 4 of this Amendment are subject to the issuance of the Notes under the Indenture.

        11.    Miscellaneous.    This Amendment shall be effective upon acceptance by Agents and Lenders, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

        12.    No Novation, etc.    Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

        13.    Waiver of Jury Trial.    To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:
ATTEST:	SUPERIOR ESSEX COMMUNICATIONS LLC
/s/ TRACYE GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary		Title:	Senior Vice President and CFO
[COMPANY SEAL]
ATTEST:	ESSEX GROUP, INC.
/s/ TRACYE GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary		Title:	Senior Vice President and CFO
[CORPORATE SEAL]

[Signatures continued on next page]

LENDERS:
Revolver Commitment: $60,000,000.00	FLEET CAPITAL CORPORATION
	By:	/s/ GLENN LITTLE
		Title:	Senior Vice President
Revolver Commitment: $60,000,000.00	GENERAL ELECTRIC CAPITAL CORPORATION
	By:	/s/ CURTIS J. CORREA
		Title:	Duly Authorized Signatory
Revolver Commitment: $30,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION
	By:	/s/ DANIEL L. DENTON
		Title:	Director

[Signatures continued on next page]

ADMINISTRATIVE AGENT:
FLEET CAPITAL CORPORATION, as Administrative Agent
By:	/s/ GLENN LITTLE
	Title:	Senior Vice President
SYNDICATION AGENT:
GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent
By:	/s/ CURTIS J. CORREA
	Title:	Duly Authorized Signatory

CONSENT AND REAFFIRMATION

        Each of the undersigned guarantors of the Obligations of Borrowers at any time owing to Agents and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement and Consent to Certain Transactions; (ii) consents to Borrowers' execution and delivery thereof; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Third Amendment to Credit Agreement and Consent to Certain Transactions.

ATTEST:	SUPERIOR ESSEX INC.
/s/ T. C. GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary	Title: Senior Vice President and CFO
[CORPORATE SEAL]
ATTEST:	SUPERIOR ESSEX HOLDING CORP.
/s/ T.C. GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary	Title: Senior Vice President and CFO
[CORPORATE SEAL]
ATTEST:	ESSEX INTERNATIONAL INC.
/s/ T.C. GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary	Title: Senior Vice President and CFO
[CORPORATE SEAL]
ATTEST:	ESSEX GROUP, INC.
/s/ T.C. GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary	Title: Senior Vice President and CFO
[CORPORATE SEAL]

[Signatures continued on next page]

ATTEST:	ESSEX SERVICES, INC.
/s/ T.C. GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary	Title: Senior Vice President and CFO
[CORPORATE SEAL]
ATTEST:	ESSEX TECHNOLOGY, INC.
/s/ T. C. GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary	Title: Senior Vice President and CFO
[CORPORATE SEAL]
ATTEST:	ESSEX MEXICO HOLDINGS, L.L.C.
/s/ T. C. GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary	Title: Senior Vice President and CFO
[COMPANY SEAL]
ATTEST:	ESSEX WIRE CORPORATION
/s/ T.C. GILLELAND	By:	/s/ DAVID S. ALDRIDGE
Secretary	Title: Senior Vice President and CFO
[CORPORATE SEAL]

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THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT TO SPECIFIC TRANSACTIONS